UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 25, 2006

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York		10020

(Address of Principal Executive Offices)		(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 7.01 and 8.01.  Regulation FD Disclosure/Other Events.

          On January 25, 2006,  Harold McGraw III, the Registrant’s Chairman of the Board, President, and Chief Executive Officer,  presented earnings guidance for the Registrant for 2006 (“Guidance”) as set forth in Exhibit 99 hereto during a Webcast conference call to review the Registrant’s fourth quarter and full year 2005 earnings results.

          The Guidance contains statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•

For 2005 we produced non-GAAP earnings per share of $2.20 which included a $0.04 restructuring charge, a $0.03 increase in income taxes on the repatriation of funds made possible by the American Jobs Creation Act of 2004, but excluded a $0.01 gain on the sale of CVC.

•

The Company’s previous 2006 guidance stating that the Company would grow 5% to 8%, or $2.31 to $2.38 per share, excluding the expensing of stock options was based on the non-GAAP earnings per share of $2.20.

•

For 2006, we now expect earnings per share of $2.36 to $2.41 this year, excluding the expensing of stock options. The preliminary outlook for 2007 is for an expected return to double-digit earnings growth.

          The Registrant believes that the disclosure of this data is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses. In addition, this data will facilitate period to period comparisons of the financial performance of the Registrant.

          Item 9.01. Exhibits

          (99) Guidance of the Registrant for 2006, dated January 25, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor

Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated:  January 25, 2006

INDEX TO EXHIBITS

Exhibit Number

(99)     Guidance of the Registrant for 2006, dated January 25, 2006.